UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 25, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-3672	Ameren Illinois Company (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On January 25, 2013, Ameren Illinois Company (“AIC”) filed a request with the Illinois Commerce Commission (“ICC”) seeking approval to increase its natural gas delivery service rates by $50 million annually. The natural gas rate increase request is based on a 10.4 percent return on equity, a capital structure composed of 51.82 percent equity and a rate base of $1.063 billion and a test year ended December 31, 2014.

The ICC proceedings relating to the proposed natural gas delivery service rate changes will take place over a period of up to 11 months and decisions by the ICC in such proceedings are required by December 2013. AIC cannot predict the level of any natural gas delivery service rate change the ICC may approve, when any rate change may go into effect, or whether any rate increase that may eventually be approved will be sufficient for AIC to recover its costs and earn a reasonable return on its investments when the increase goes into effect.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Illinois Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s and Ameren Illinois’ Annual Report on Form 10-K for the year ended December 31, 2011 and elsewhere in this report and in our other filings with the SEC, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations;

•	impairments of goodwill, intangible assets, or long-lived assets;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•	the cost and availability of natural gas for distribution and the level and volatility of future market prices for natural gas, including the ability to recover the costs of such natural gas;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•

disruptions of the capital markets, deterioration in credit metrics of Ameren Illinois, or other events that make Ameren Illinois’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers;

•	transmission and distribution asset construction, installation, performance, and cost recovery;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•

the impact of current environmental regulations on utilities and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions and energy efficiency, that are enacted over time and that could increase our costs, result in an impairment of our assets, reduce our customers’ demand for natural gas, or otherwise have a negative financial effect;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities, and financial instruments;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

AMEREN ILLINOIS COMPANY
(Registrant)

/s/ Bruce A. Steinke
Bruce A. Steinke
Senior Vice President, Finance and Chief Accounting Officer

Date: January 25, 2013